Exhibit 10.13


Amendment No. 1 to All Communications Corporation Stock Option Plan


     The first sentence of Section 8.01 of the All Communications Corporation Stock Option Plan is hereby deleted in its entirety and the following substituted therefor:

     "The Company hereby reserves one million five hundred thousand (1,500,000) shares of its common stock for issuance pursuant to the exercise of Incentive Stock Options or Non-Statutory Stock Options as the Board shall determine."

                                            Approval by Board of Directors:

                                                    April 23, 1998

                                               Approval by stockholders:

                                                     June 19, 1998